UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2005

P-Com, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2005, the Registrant entered into a letter agreement with its Chief Restructuring Officer and Director, Daniel W. Rumsey (the "Letter Agreement"). The Letter Agreement amends the Severance Agreement, dated April 1, 2003, entered into by the Registrant and Mr. Rumsey (the "Severance Agreement").

Under the terms of the Letter Agreement, Mr. Rumsey’s annual salary is reduced from $240,000 to $190,000 ("Interim Salary"). Mr. Rumsey will be paid the Interim Salary until the earlier of such time as (i) the Registrant achieves positive EBITA (earnings before income taxes and depreciation) for any full calendar quarter, or (ii) the Board of Directors and Mr. Rumsey mutually agree to restore the annual salary to the Base Salary (in either event, the "Change Date"). On the Change Date, Mr. Rumsey's annual salary will be returned to the Base Salary. Also, in the event of an involuntary termination, Mr. Rumsey will be paid the difference between the Base Salary and Interim Salary, within ten days following an involuntary termination. Lastly, in the event of an involuntary termination, the Registrant will pay Mr. Rumsey's medical and dental COBRA payments for a period of twelve months following the date of involuntary termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-Com, Inc.

July 14, 2005	By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Chief Restructuring Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment to Severance Agreement, dated July 13, 2005, by P-Com, Inc. and Daniel W. Rumsey